UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 23, 2024
USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)
3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	USNA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger

On December 23, 2024, USANA Health Sciences, Inc., a Utah corporation (“USANA” or the “Company”), entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”) by and among USANA, Karate Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USANA (“Merger Sub”), Hiya Health Products, LLC, a Delaware limited liability company (“Hiya”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the unitholders of Hiya, to acquire a controlling interest in Hiya. Pursuant to the Merger Agreement, Merger Sub merged with and into Hiya (the “Merger”), with Hiya continuing as the surviving company (the “Surviving Company”). Hiya is a direct-to-consumer online retail business in the children’s vitamin, mineral, and supplement industry.

Pursuant to the transactions contemplated by the Merger Agreement, at the effective time of the Merger (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement (a) USANA was issued Class A units of the Surviving Company (“Class A Units”) equal to 78.85% of the Surviving Company’s membership interests, (b) the membership interests in Hiya that were held by persons and entities that are accredited investors (as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Qualified Holders”), were cancelled and converted automatically into the right to receive cash consideration net of applicable tax withholding and deductions and Class B units of the Surviving Company (“Class B Units”) equal to an aggregate of 21.15% of the Surviving Company’s membership interests, and (c) all membership interests in Hiya that were held by persons and entities that were not Qualified Holders were cancelled and converted automatically into the right to receive cash consideration net of applicable tax withholding and deductions. Also at the Effective Time, options to acquire membership interests in Hiya were cancelled and terminated and the holders thereof received cash consideration, net of applicable tax withholding and deductions, in connection with the execution and delivery of an option termination agreement by such holders.

The total consideration paid by USANA for its 78.85% membership interest in the Surviving Company consisted of $205 million in cash, subject to customary closing and post-closing purchase price adjustments in accordance with and subject to the terms and conditions of the Merger Agreement, sourced from $200 million cash on hand and the balance from borrowings under USANA’s existing credit facility. At the closing of the Merger, USANA deposited a portion of such consideration in escrow to secure certain indemnification obligations of the sellers and any post-closing adjustments to such consideration, in each case under the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties of the parties that are customary for a transaction of this type. The Merger Agreement also contains customary covenants and agreements, including, among others, certain publicity, confidentiality, information access, insurance and tax matters, certain cooperation commitments between the parties, and certain other matters.

Amended and Restated Limited Liability Company Agreement

Effective as of the Effective Time, USANA and the Qualified Holders entered into an amended and restated limited liability company agreement of the Surviving Company (the “LLC Agreement”). Pursuant to the LLC Agreement, the Surviving Company will be managed by managers (initially four), acting through majority approval, with one manager designated by the holders of Class B Units and the remaining managers designated by the holders of Class A Units, except that certain actions require the consent of the holders of Class A Units including (i) issuing additional Class A Units or Class B Units, (ii) changing the Surviving Company’s legal form, (iii) consummating a change of control, (iv) amending the certificate of formation of the Surviving Company, or (v) taking any other action that requires the consent of the holders of Class A Units. In addition, the LLC Agreement may not be amended, altered, or repealed in a manner that materially and adversely affects the powers, preferences, obligations or rights of the Class B Units in a manner disproportionate to the effect on the other then-outstanding classes and series of units without the consent of the holders of Class B Units.

The LLC Agreement contains certain restrictions on transfers and provides for customary drag-along and tag-along rights, in each case, with respect to Class B Units. In addition, the holders of Class A Units have repurchase rights with respect to Class B Units on certain withdrawal events that include transfers of Class B Units in violation of the LLC Agreement, a breach of the LLC Agreement or any confidentiality, invention assignment, non-competition or non-solicitation agreement by a holder of Class B Units, and the occurrence of certain other prohibited actions taken by or with respect to holders of Class B Units.

The LLC Agreement also grants (i) the Surviving Company the right to buy (the “Call Right”), and (ii) the holders of Class B Units the right, exercisable by holders of a majority of Class B Units, to cause the Surviving Company to purchase (the “Put Right”), half of the Class B Units beginning on April 30, 2028 and ending on the applicable Final Determination Date (as defined in the LLC Agreement) for the calendar year in which such right is exercised and any remaining Class B Units beginning on April 30, 2030 and ending on the applicable Final Determination Date for the calendar year in which such right is exercised. In addition on a Parent Change of Control (as defined in the LLC Agreement) the Surviving Company has a Call Right beginning on the date (the “CoC Agreement Date”) USANA enters into a definitive written agreement providing for a Parent Change of Control (as defined in the LLC Agreement) and ending on the date that is thirty days after the later of (i) the CoC Agreement Date and (ii) the applicable Final Determination Date for the calendar year in which such right is exercised. The purchase price for Class B Units pursuant to the Call Right, the Put Right, and any other repurchase rights under the LLC Agreement, is based on the Surviving Company’s Adjusted EBITDA (as defined in the LLC Agreement) for the calendar year immediately prior to the year in which such right is exercised, multiplied by the Company Value Reference Amount (as defined in the LLC Agreement).

The foregoing descriptions of the Merger Agreement and the LLC Agreement contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements. A copy of each of the Merger Agreement and the LLC Agreement is filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
To the extent required, the information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.
Item 7.01. Regulation FD Disclosure.
On December 23, 2024, USANA issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.
Also on December 23, 2024, USANA released an updated corporate presentation to the investor section of the Company’s website. A copy of the presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.
The information furnished pursuant to Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired
The financial statements of Hiya required by this Item 9.01(a) is not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information
The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated December 23, 2024 by and among USANA Health Sciences, Inc., MERGER SUB], Hiya Health Products, LLC, and Shareholder Representative Services LLC.

10.1*	Amended and Restated Limited Liability Company Agreement of Hiya Health Products, LLC dated December 23, 2024.

99.1	Press Release of USANA Health Sciences, Inc. dated December 23, 2024.

99.2	Corporate Presentation of USANA Health Sciences, Inc. dated December 23, 2024.
*Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC;

provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: December 23, 2024